UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2024

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive offices)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, at the Special Meeting (the “Special Meeting”) of shareholders of Canopy Growth Corporation (“Canopy Growth” or the “Company”) held on April 12, 2024, the Company’s shareholders passed a special resolution authorizing and approving an amendment to the Company’s Articles of Incorporation, as amended, in order to: (i) create and authorize the issuance of an unlimited number of a new class of non-voting and non-participating exchangeable shares (the “Exchangeable Shares”) and (ii) restate the rights of the Company’s common shares (“Common Shares”) to provide for a conversion feature whereby each Common Share may at any time, at the option of the holder, be converted into one Exchangeable Share (the “Exchangeable Shares Resolution”).

On April 18, 2024, in connection with the approval of the Exchangeable Shares Resolution and the creation of the Exchangeable Shares, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with Greenstar Canada Investment Limited Partnership (“Greenstar”), a wholly owned subsidiary of Constellation Brands, Inc. (“CBI”), pursuant to which Greenstar converted approximately C$81.2 million of principal amount of the C$100 million principal amount promissory note issued to Greenstar by Canopy Growth on April 14, 2023 (the “Promissory Note”) into 9,111,549 Exchangeable Shares (the “Note Exchange”), calculated based on a price per Exchangeable Share equal to C$8.91. Pursuant to the terms of the Exchange Agreement, all accrued and unpaid interest on the Promissory Note together with the remaining principal amount of the Promissory Note was cancelled and forgiven for no additional consideration by Greenstar. Following the closing of the Note Exchange, there is no outstanding balance owing under the Promissory Note and the Promissory Note has been cancelled, which has resulted in an overall reduction in debt on the Company’s balance sheet in the amount of C$100 million.

Concurrently with the Note Exchange, Greenstar and CBG Holdings LLC (“CBG” and, together with Greenstar, the “CBG Group”), a wholly owned subsidiary of CBI, exchanged all 17,149,925 Common Shares they collectively held for 17,149,925 Exchangeable Shares (the “CBI Exchange”) for no consideration pursuant to the terms of the Company’s Articles of Incorporation, as amended in accordance with the Exchangeable Shares Resolution. As a result of the CBI Exchange and the Note Exchange, the CBG Group no longer holds any Common Shares and now holds an aggregate of 26,261,474 Exchangeable Shares.

The foregoing summary of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on April 18, 2019, CBG, Greenstar and Canopy Growth entered into the second amended and restated investor rights agreement (the “Investor Rights Agreement”), pursuant to which the CBG Group, among other things, was entitled to designate four nominees for election or appointment to the board of directors of the Company (the “Board”), subject to certain conditions set out in the Investor Rights Agreement (the “Nominee Rights”).

As previously disclosed, on October 24, 2022, Canopy Growth entered into a consent agreement with CBG and Greenstar (the “Consent Agreement”), pursuant to which, Canopy Growth agreed, among other things, that following the conversion by CBG and Greenstar of their Common Shares into Exchangeable Shares, other than the Consent Agreement and the termination rights contained therein and the Promissory Note, all agreements between the Company and CBI, including the Investor Rights Agreement, would be terminated.

In accordance with the Consent Agreement and as a result of the CBI Exchange, on April 18, 2024, CBG, Greenstar and Canopy Growth terminated the Investor Rights Agreement, along with an administrative services agreement, a co-development agreement and all other commercial arrangements between them and their subsidiaries, other than the Consent Agreement, certain termination agreements and the Exchange Agreement. As a result, CBI no longer holds any governance rights in relation to Canopy Growth, including the Nominee Rights.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 are incorporated by reference into this Item 3.02. The issuance of the Exchangeable Shares in connection with the Note Exchange was made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of the Exchangeable Shares in exchange for the Common Shares in connection with the CBI Exchange was made in reliance on the exemption from registration pursuant to Section 3(a)(9) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the termination of the Investor Rights Agreement as described in Item 1.02 and subsequent to the Note Exchange, on April 18, 2024, Garth Hankinson, Judy Schmeling and James Sabia each provided notice to the Company of his or her decision to resign from the Board effective immediately (the “CBI Resignations”). Each of Mr. Hankinson, Ms. Schmeling and Mr. Sabia had been a nominee of the CBG Group under the Investor Rights Agreement.

Ms. Schmeling had served as Chair of the Board and as a member of the Audit Committee of the Board, and Mr. Sabia had served as a member of the Corporate Governance, Compensation and Nominating Committee of the Board.

None of the CBI Resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

On April 18, 2024, the Company issued a press release announcing the entering into of the Exchange Agreement as well as the CBI Exchange, the entering into of the Termination Agreement and the CBI Resignations. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report on Form 8-K (this “Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Exchange Agreement, dated as of April 18, 2024, by and between Greenstar Canada Investment Limited Partnership and Canopy Growth Corporation.
99.1	Press Release, dated April 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Judy Hong
Chief Financial Officer

Date: April 19, 2024